Exhibit 10ak

CONFIDENTIAL

LICENSE AGREEMENT *

This License Agreement (the “Agreement”) is entered into by Lazare Kaplan International Inc., a Delaware corporation (“Lazare” or “Licensor”), and Primo Japan Co. Ltd., a company organized under the laws of Japan (“Primo” or “Licensee”) (each individually referred to as a “Party,” and collectively as the “Parties”), on December 10, 2007, and shall be effective from the date (the “Effective Date”) upon which Lazare receives full and final payment of the Royalty (as defined below).

WITNESSES THAT WHEREAS:

A.        Primo is a manufacturer and distributor of jewelry in Japan;

B.        Lazare is a cutter, manufacturer and seller of branded diamonds, branded diamond jewelry, and other products bearing a “Lazare Diamond” logo (the “Products”), and of other products;

C.        Lazare wishes to enhance the exclusivity and visibility of the Lazare Diamond brand in Japan, and Primo believes it can help Lazare achieve this goal;

Lazare therefore wishes to grant to Primo a license to use the Lazare Marks to promote the Lazare Diamond brand in Japan, and Primo wishes to accept such grant and to become a licensee of the same, subject to the terms and conditions set forth below.

ARTICLE 1
EXCLUSIVE LICENSE

1.1 License. Subject to the terms and conditions of this Agreement, Lazare grants to Primo an exclusive, non-transferable, revocable license, without right of sublicense, to use the Lazare Marks in the territory of Japan (the “Territory”) solely in connection with the sale, distribution, promotion, and advertisement of the Products.

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1.2 Restrictions.

1.2.1 Restrictions on Licensor. Lazare shall not license the Lazare Marks to any third party in the Territory during the term of this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall be construed to limit the right of Lazare to license or sublicense the Lazare Marks to any of its subsidiaries or branch offices operating in the Territory or to any person for use outside the Territory.

1.2.2 Restrictions on Licensee. All representations of the Lazare Marks that Primo intends to use shall be submitted to Lazare for approval of the

* Certain portions of this Agreement have been omitted pursuant to a request for confidential treatment.

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Presentation prior to use, or shall be exact copies of those provided by Lazare and used in a manner either identical to or substantially similar to a manner previously approved by Lazare. Primo shall strictly comply with all guidelines, if any, communicated by Lazare concerning the use of the Lazare Marks. Primo shall not alter or remove any trademarks, service marks, trade names or other marks affixed to the Products by Lazare, nor affix the Lazare Marks to any items except those approved by Lazare in writing. Except as set forth in this Article 1, nothing contained in this Agreement shall grant or shall be deemed to grant to Primo any right, title or interest in or to the Lazare Marks. All uses of the Lazare Marks shall inure solely to the benefit of Lazare, and Primo shall obtain no rights with respect to any of the Lazare Marks, other than as set forth herein, and Primo hereby irrevocably assigns to Lazare all right, title and interest held by Primo, if any, in or to any of the Lazare Marks, other than those granted to Primo herein, to Lazare. At no time during or after the term of this Agreement shall Primo challenge or assist others in challenging the intellectual property of Lazare (except to the extent expressly entitled by applicable law) or the registration thereof, or attempt to register any trademarks, service marks, or marks or trade names confusingly similar to the Lazare Marks.

1.3 Infringement. Primo shall promptly notify Lazare of any actual or suspected infringements, imitations, or unauthorized use of the Lazare Marks by a third party of which Primo becomes aware. Lazare shall have the sole right, at its expense, to bring any action on account of any such infringement, imitation or unauthorized use, and Primo shall cooperate with Lazare, as Lazare may reasonably request, in connection with any such action brought by Lazare. [*]

ARTICLE 2
CONSIDERATION

Payment of Royalty. Primo shall pay to Lazare a one-time, non-refundable flat fee of $5,000,000.00 (five million United States Dollars) for the right to use the Lazare Marks in accordance with this Agreement (the “Royalty”). [*]

ARTICLE 3
CONDITIONS PRECEDENT

The receipt of the Royalty by Lazare and the continuation of the effective term of the Sales Agreement are conditions precedent to the grant of license pursuant to Article 1.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1 Lazare represents and warrants to Primo that to the best of its knowledge, it is the rightful owner of the Lazare Marks and has the right to grant the license granted by this Agreement.

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           4.2 Primo represents and warrants to Lazare that Primo’s use of the Lazare Marks will at all times be in compliance with this Agreement and all relevant laws, regulations, orders and decrees. Primo further covenants that it shall not use the Lazare Marks in any way that might infringe upon the intellectual property rights of any person, disparage Lazare or the Lazare Diamond brand, bring Lazare or the Lazare Diamond brand into disrepute, or in any way negatively impact Lazare.

ARTICLE 5
TERM AND TERMINATION

5.1 Term. This Agreement, and the license granted herein, shall remain in effect until terminated in accordance with Section 5.2.

5.2 Termination. This Agreement may be terminated as follows:

i) immediately and without notice upon the bankruptcy, insolvency, or other similar circumstance of either Party, or

ii) by Lazare, upon a breach of any provision of this Agreement except Section 4.2 by Primo that is not cured within 30 days of providing notice to Primo of such breach; or

iii) by Lazare, immediately upon a breach of Section 4.2 by Primo; or

iv) by Lazare, without notice, upon the termination of the Sales Agreement.

5.3 Termination of Exclusivity Provisions Only. Upon the nullification of the Exclusivity Provisions as contemplated by Section 8.2 of the Sales Agreement, the word “exclusive” in the Article 1 heading and the first sentence of Section 1.1 shall be deleted, the entirety of Section 1.2.1 shall be nullified, and the remainder of the Agreement thereafter read as if those provisions had not been included.

5.4 [*]

ARTICLE 6
INDEMNIFICATION

6.1 [*]

6.2 [*]

6.3. Control of Defense and Settlement of Claims. The indemnifying Party shall have the right upon written notice to the indemnified Party to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any claim against the indemnified Party, and in any such case the indemnified Party shall cooperate in connection therewith and shall furnish such records, information and

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testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the indemnifying Party in connection therewith; provided, that: (i) the indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim as to which the indemnifying Party has so elected to conduct and control the defense thereof; and (ii) the indemnifying Party shall not, without the written consent of the indemnified Party (which written consent shall not be unreasonably withheld), pay, compromise, or settle any such claim that could foreseeably (1) expose the indemnified Party to criminal prosecution, or (2) negatively impact the value or validity of the Lazare Marks.

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ARTICLE 8
GENERAL PROVISIONS

8.1 Independent Contractor Status. The relationship of Lazare and Primo established by this Agreement is that of independent contractors, and neither Party is an employee, agent, partner, or joint venturer of the other. Primo shall not be considered an agent or legal representative of Lazare for any purpose, and neither Primo nor any director, officer, agent, or employee of Primo shall be, or be considered, an agent or employee of Lazare. Primo is not granted and shall not exercise the right or authority to assume or create any obligation or responsibility on behalf of or in the name of Lazare. All sales and other agreements between Primo and its customers are Primo's sole responsibility and will have no effect on Lazare's obligations under this Agreement.

8.2 Operations and Expenses. The detailed operations of Primo under this Agreement are subject to the sole control and management of Primo. Primo shall be responsible for all of its own expenses and employees. Primo shall provide, at its own expense, such office space and facilities, and hire and train such personnel, as may be required to carry out its obligations under this Agreement. Primo agrees that it shall incur no expense chargeable to Lazare, except as may be specifically authorized in advance in writing in each case by Lazare.

8.3 Notice. Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Agreement shall be in writing in English and shall be deemed to have been duly given (i) if delivered personally; when received, (ii) if transmitted by facsimile (with concurrent deposit with an overnight courier service), upon receipt of a transmission confirmation, or (iii) if by an overnight courier service, on the day a signed receipt is obtained by such courier service. All such notices, requests, demands and other communications shall be addressed as follows:

If to Lazare:
Lazare Kaplan Japan Inc.
8-7, Taito 4-Chome Taito-ku
Tokyo, 110-0016 Japan

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If to Primo:
Primo Japan Co. Ltd.
Ginza east Bldg. 16-14, Ginza 7-chome, Chuo-ku,
Tokyo, 104-0061 Japan

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8.4 Assignment. Primo shall not assign its rights and obligations under this Agreement without the prior written consent of Lazare, which consent shall not be unreasonably withheld.

8.5 [*]

8.6 Obligation to Inform. If either Party changes its name, changes the location of its head office or makes any other material organizational change, such Party must immediately inform the other of such change in writing.

8.7 [*]

8.8 Language. This Agreement is executed in the English language. Any Japanese version of this Agreement is provided for convenience only and shall not be binding on the Parties.

8.9 Further Assurances. Each Party shall from time to time execute and deliver all such documents and instruments and do all acts and things as the other Party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement. Without limitation to the foregoing, each Party shall cause its subsidiaries, branch offices, and other affiliates under its control to comply with the terms of this Agreement.

8.10 Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof. Should there be any inconsistencies or conflict between this Agreement and any prior agreement of the Parties, this Agreement supercedes the prior understanding or agreement between the Parties with respect to such inconsistent or conflicting terms.

8.11 Amendment and Waiver. No modification of, or amendment to, this Agreement will be valid or binding unless set forth in writing and duly executed by both Parties hereto. No waiver of any breach of any term or provision of this Agreement will be effective or binding unless made in writing, and signed by the party purporting to give the same and, unless otherwise provided, such waiver will be limited to the specific breach waived.

8.12 Business Days. In this Agreement, all references to numbers of days shall be mean days other than Saturdays, Sundays and statutory holidays in Japan or the United States, as the case may be.

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8.13 Headings. The headings of this Agreement are for convenience of reference only and do not affect the construction or interpretation of this Agreement.

8.14 References. All references to articles or sections contained herein are references to articles or sections of this Agreement, unless otherwise specified.

8.15 Currency. All monetary amounts referred to herein are in United States Dollars.

8.16 Severability. If any term or provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability will attach only to such term and will not affect the validity of any other provision hereof which will continue in full force and effect.

8.17 [*]

8.18 [*]

IN WITNESS WHEREOF, Lazare and Primo have each executed this Agreement as of the date first shown above:

LAZARE

By: /s/
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PRIMO

By: /s/
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SCHEDULE 1

THE LAZARE MARKS

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